UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 9, 2011

THE LUBRIZOL CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-5263	34-0367600
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29400 Lakeland Boulevard, Wickliffe, Ohio	44092-2298
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (440) 943-4200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

At the special meeting of shareholders of The Lubrizol Corporation held on June 9, 2011, shareholders approved the proposal to adopt the Agreement and Plan of Merger dated as of March 13, 2011, by and among Berkshire Hathaway Inc., Ohio Merger Sub, Inc., and The Lubrizol Corporation. On April 27, 2011, the record date for shareholders entitled to notice of, and to vote at, the special meeting, 64,291,450 Lubrizol common shares were issued and outstanding. The holders of 49,363,696 Lubrizol common shares were present at the special meeting, either in person or represented by proxy, constituting a quorum.

Following are the number of votes cast for or against the proposal to adopt the merger agreement, as well as the number of abstentions and the number of broker non-votes:

Proposal 1. Adoption of the Agreement and Plan of Merger.

For	Against	Abstain	Broker Non-Votes
46,993,937	1,891,279	478,480	0

Since there were sufficient votes represented at the special meeting to adopt the merger agreement, the proposal to adjourn or postpone the special meeting, if necessary, to permit further solicitation of proxies to adopt the merger agreement was moot and therefore not presented or voted on.

Item 8.01	Other Events

On June 9, 2011, The Lubrizol Corporation issued a press release announcing shareholder adoption of the merger agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

99.1	The Lubrizol Corporation press release dated June 9, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE LUBRIZOL CORPORATION

Date: June 9, 2011
	By:	/s/ Leslie M. Reynolds
	Name:	Leslie M. Reynolds
	Title:	Corporate Secretary and Counsel

3